                                                                    EXHIBIT 4(b)

                         RALSTON PURINA COMPANY, Issuer
                                      AND
                  THE FIRST NATIONAL BANK OF CHICAGO, Trustee



                               -----------------



                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of July 29, 1997



                               -----------------



               Supplemental to Indenture dated as of May 26, 1995

                               TABLE OF CONTENTS
                               -----------------


                                                             Page
                                                             ----
                                  ARTICLE I.

            CERTAIN PROVISIONS OF GENERAL APPLICATION......... 2

        Section 1.01    Definitions........................... 2
        Section 1.02    Effect of Headings.................... 5
        Section 1.03    Successors and Assigns................ 6
        Section 1.04    Separability.......................... 6
        Section 1.05    Conflict with Trust Indenture Act..... 6
        Section 1.06    Benefits of Supplemental Indenture.... 6
        Section 1.07    Application of Supplemental
                            Indenture......................... 6
        Section 1.08    Governing Law......................... 6

                                  ARTICLE II.
                                   THE SAILS.................. 6

        Section 2.01    Title and Terms....................... 6
        Section 2.02    Exchange at Maturity.................. 7
        Section 2.03    No Fractional Shares.................. 8
        Section 2.04    Adjustment of Exchange Rate........... 8
        Section 2.05    Notice of Adjustments and Certain
                        other Events..........................13
        Section 2.06    Taxes.................................15
        Section 2.07    Delivery of Securities upon Maturity..16

                                 ARTICLE III.

                                   COVENANTS..................16

        Section 3.01    Shares Free and Clear.................16
        Section 3.02    Discharge of Indenture................16

                                  ARTICLE IV.

                                 MISCELLANEOUS................17

        Section 4.01    Confirmation of Indenture.............17
        Section 4.02    Concerning the Trustee................17

    This First Supplemental Indenture (the "Supplemental Indenture") is made
                                            ----------------------
and entered into as of July 29, 1997 between Ralston Purina Company, a Missouri corporation (the "Company" or "Issuer"), and The First National Bank of Chicago
                  -------      ------
(the "Trustee"), as Trustee under the Indenture dated as of May 26, 1995 (the
      -------
"Indenture").
----------

     WHEREAS, the parties hereto previously entered into the Indenture to provide for the issuance of one or more series of debt securities (the "Securities"); and
-----------

     WHEREAS, Section 8.1 of the Indenture provides that the Company, when authorized by its Board of Directors, and the Trustee, may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture, without the consent of any Holder of Securities, among other things, to establish the form and terms of new Securities of any series; and

     WHEREAS, the Company has duly authorized the creation of a series of its Securities denominated its "7% Exchangeable Notes Due 2000" representing up to 7,749,000 of its "Stock Appreciation Income Linked Securities/SM/" (such Securities being referred to herein as the "SAILS/SM/"), the principal amount of
                                            ---------
which is mandatorily exchangeable at maturity into Common Stock par value $.01 per share (the "IBC Common Stock"), of Interstate Bakeries Corporation, a
                ----------------
Delaware corporation ("IBC"), or, at the option of the Company under certain
                       ---
circumstances, cash, in either case at the Exchange Rate (as defined herein), and/or other securities or cash as described herein; and

     WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

     WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the SAILS, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW, THEREFORE:

     For and in consideration of the premises and purchase of the SAILS by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities of such series, as follows:

                                  ARTICLE I.

                   CERTAIN PROVISIONS OF GENERAL APPLICATION

          Section 1.01  Definitions.
                        -----------

          For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article;

          (2)  the words "herein", "hereof" and "hereunder" and other words of
                          ------    ------       ---------
similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (3) capitalized terms used herein but not defined herein are used herein as they are defined in the Indenture.

          "Adjustment Event" means (i) any dividend or distribution by IBC to
           ----------------
all holders of IBC Common Stock of evidences of its indebtedness or other assets (other than (1) dividends or distributions referred to in Section 2.04(a)(i)(A) hereof, (2) any common shares issued pursuant to a reclassification referred to in Section 2.04(a)(i)(D) hereof and (3) any Ordinary Cash Dividends) or any issuance by IBC to all holders of IBC Common Stock of rights or warrants (other than rights or warrants for which adjustment is then required pursuant to
Section 2.04(a)(ii) hereof or for which an adjustment may be later required as set forth in Section 2.04(a)(iii) hereof), (ii) any consolidation or merger of IBC with or into another entity (other than a merger or consolidation in which IBC is the continuing corporation and in which the shares of IBC Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of IBC or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of IBC as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of IBC with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of IBC.

          "Business Day" means, solely for the purposes of this Supplemental
           ------------
Indenture, any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "Closing Price" of any security on any date of determination means (a)
           -------------
the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (b) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (c) if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ Stock Market, (d) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (e) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected by the Company for such purpose.

          "Dilution Event" has the meaning set forth in Section 2.04(a).
           --------------

          "Exchange Rate" means a rate, determined by the Company and notified
           -------------
to the Trustee, equal to (a) if the Maturity Price is greater than or equal to $75.5638 (the "Threshold Appreciation Price"), 0.8197 of a share of IBC Common
               ----------------------------
Stock per SAILS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one share of IBC Common Stock per SAILS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of IBC Common Stock per SAILS; provided, however, that the Exchange Rate is subject to adjustment from time to time pursuant to Section 2.04.

          "IBC Common Stock" has the meaning set forth in the recitals to this
           ----------------
Supplemental Indenture and includes any other common stock of IBC issued in a reclassification of any shares of such IBC Common Stock.

          "Initial Price" means $61.9375 per share of IBC Common Stock.
           -------------

          "Market Price" means, as of any date of determination, the average
           ------------
Closing Price per share of IBC Common Stock for the 20 Trading Days immediately prior to the date of determination; provided, however, that if there are not 20 Trading Days for the IBC Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, the Market Price shall be determined as the market value per share of IBC Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

          "Maturity" means the date of Stated Maturity or such earlier date as
           --------
the SAILS may become due in accordance with the provisions hereof.

          "Maturity Price" means the average Closing Price per share of IBC
           --------------
Common Stock for the 20 Trading Days immediately prior to, but not including, the date of Maturity, which price shall be determined by the Company and notified to the Trustee; provided, however, that if there are not 20 Trading Days for the IBC Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Maturity Price means the market value per share of IBC Common Stock as of the date of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company; provided, further, that the Maturity Price is subject to adjustment from time to time as set forth in the last paragraph of
Section 2.04(a) and Section 2.04(b)(2).

          "NYSE" means the New York Stock Exchange, Inc.
           ----

          "Ordinary Cash Dividend" has the meaning set forth in Section
           ----------------------
           2.04(b)(5).

          "Reported Securities" means securities received in an Adjustment Event
           -------------------
(A) (i) that are listed on a United States national securities exchange, (ii) that are reported on a United States national securities system subject to last sale reporting, (iii) that are traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) that are either (x) perpetual equity securities or (y) non-perpetual equity securities or debt securities with a stated maturity after the Stated Maturity of the SAILS.

          "SAILS" has the meaning set forth in the recitals to this
           -----
Supplemental Indenture.

          "Share Components" means the ratios of shares of IBC Common Stock per
           ----------------
SAILS specified in clauses (a), (b) (ii) and (c) of the definition of "Exchange
                                                                       --------
Rate" set forth in this Article.
----

          "Stated Maturity" has the meaning set forth in Section 2.01.
           ---------------

          "Threshold Appreciation Price" has the meaning specified in the
           ----------------------------
definition of "Exchange Rate" set forth in this Article.
               -------------

          "Trading Day" means a Business Day on which the security, the Closing
           -----------
Price of which is being determined, (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          "Transaction Value" means (a) for any cash received in any Adjustment
           -----------------
Event, the amount of cash received per share of IBC Common Stock, (b) for any Reported Securities received in any Adjustment Event, an amount equal to (x) the Market Price of such Reported Securities for the 20 Trading Days immediately prior to Maturity multiplied by (y) the number of such Reported Securities (as adjusted pursuant to Section 2.04(b)(4)) received per share of IBC Common Stock and (c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per share of IBC Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; provided, however, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause A(iv) of the definition of Reported Securities, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to Section 2.04(b)(4)) received per share IBC Common Stock and (ii) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to Section 2.04(b)(4)) received per share of IBC Common Stock. For purposes of calculating Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

          "Trigger Event" has the meaning set forth in Section 2.04(a)(iii).
           -------------

           Section 1.02  Effect of Headings.
                         ------------------

           The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 1.03  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 1.04  Separability.
                        ------------

          In case any provision in this Supplemental Indenture or the SAILS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.05  Conflict with Trust Indenture Act.
                        ---------------------------------

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          Section 1.06  Benefits of Supplemental Indenture.
                        ----------------------------------

          Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the SAILS any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

           Section 1.07  Application of Supplemental Indenture.
                         -------------------------------------

          This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the SAILS. This Supplemental Indenture shall have no effect on any other Securities, whether originally issued prior to the date hereof or thereafter.

          Section 1.08  Governing Law.
                        -------------

          THIS SUPPLEMENTAL INDENTURE AND THE SAILS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH SAILS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  ARTICLE II.

                                   THE SAILS

          Section 2.01  Title and Terms.
                        ---------------

          There is hereby created under the Indenture a series of Securities known and designated as the "7% Exchangeable Notes Due 2000" of the Company. The aggregate principal amount of SAILS that may be authenticated and delivered under this Indenture is limited to $479,953,687.50, except for SAILS authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other SAILS pursuant to Sections 2.8, 2.9 or 2.11 of the Indenture.

          The stated maturity for payment of principal of the SAILS shall be August 1, 2000 ("Stated Maturity") and the SAILS shall bear interest on the principal amount at the rate of 7% per annum, from the date of original issuance or the most recent interest payment date to which interest has been paid or duly provided for, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (commencing November 1, 1997), to the persons in whose names the SAILS (or any predecessor securities) are registered at the close of business on the 15th day of the calendar month immediately preceding such interest payment date, provided that interest payable at Maturity shall be payable to the person to whom the principal is payable.

          The SAILS shall be issuable in denominations of $61.9375 and any integral multiple thereof.

          The SAILS shall be initially issued in the form of one or more Global Securities and the Depositary for the SAILS shall be The Depository Trust Company, New York, New York.

          The SAILS shall not be redeemable prior to their Stated Maturity. The SAILS shall not be subject to any sinking fund.

          The Company shall not be obligated to pay any additional amount on the SAILS in respect of taxes, except as otherwise provided in Sections 2.06 and
3.01 hereof.

          The form of SAILS attached hereto as Exhibit A is hereby adopted, pursuant to Sections 2.1, 2.14 and 8.1(e) of the Indenture, as a form of Securities of a series that consists of SAILS.

          The SAILS shall be mandatorily exchangeable as provided in Section
2.02 hereof.

          Section 2.02  Exchange at Maturity.
                        --------------------
          Subject to Section 2.04, at Maturity the principal amount of each SAILS shall be mandatorily exchanged by the Company into a number of shares of IBC Common Stock and Reported Securities (or the equivalent amount of cash, as provided below) at the Exchange Rate; provided, however, that, pursuant to
Section 2.03, no fractional shares of IBC Common Stock or Reported Securities shall be issued. The holders of the SAILS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may, at its option, in lieu of delivering shares of IBC Common Stock and Reported Securities, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per SAILS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the number of shares of IBC Common Stock otherwise deliverable on the date of Maturity multiplied by the Maturity Price; provided, however, that if such option is exercised, the Company shall deliver cash with respect to all, but not less than all, of the IBC Common Stock that would otherwise be deliverable. In determining the amount of cash deliverable in exchange for the SAILS in lieu of shares of IBC Common Stock pursuant to the prior sentence hereof, if more than one SAILS shall be surrendered for exchange at one time by the same holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of SAILS so surrendered at Maturity.

          Section 2.03  No Fractional Shares.
                        --------------------

          If more than one SAILS shall be surrendered for exchange pursuant to
Section 2.02 at one time by the same holder, the number of full shares of IBC Common Stock or Reported Securities which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of SAILS surrendered. No fractional shares or scrip representing fractional shares of IBC Common Stock or Reported Securities shall be issued or delivered upon any exchange pursuant to Section 2.02 of any SAILS. In lieu of any fractional shares of IBC Common Stock or Reported Securities which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional share at the Maturity Price. The Company shall, upon such exchange of any SAILS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of IBC Common Stock or Reported Security deliverable upon such exchange, and the Company shall retain such fractional shares of IBC Common Stock or Reported Securities.

          Section 2.04  Adjustment of Exchange Rate.
                        ---------------------------

          (a)  Adjustment for Distributions, Reclassifications, etc.  The
               -----------------------------------------------------
Exchange Rate shall be subject to adjustment from time to time as follows:

          (i)  If IBC shall, after the date hereof:

               (A) pay a stock dividend or make a distribution, in each case, with respect to IBC Common Stock in shares of IBC Common Stock;

               (B) subdivide or split the outstanding shares of IBC Common Stock into a greater number of shares;

               (C) combine the outstanding shares of IBC Common Stock into a smaller number of shares; or

               (D) issue by reclassification (other than a reclassification pursuant to clause (ii), (iii), (iv) or (v) of the definition of Adjustment Event) of the outstanding shares of IBC Common Stock any shares of common stock of IBC;

     (each of the foregoing, together with the event described in paragraph
     (a)(ii) of this Section, a "Dilution Event") then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a holder of any SAILS shall be entitled to receive, upon mandatory exchange of the principal amount of such SAILS at Maturity, the number of shares of IBC Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, such number of shares and/or the number of other common shares of IBC issued pursuant to such reclassification, determined by allocating each of the Share Components among the securities held by a holder of IBC Common Stock following such event) which such holder of such SAILS would have owned or been entitled to receive immediately following such event had such SAILS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of IBC Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

               (ii) If IBC shall, after the date hereof, issue rights or warrants to all holders of IBC Common Stock entitling them to subscribe for or purchase shares of IBC Common Stock (other than rights or warrants described in clause (iii) below) at a price per share less than the Market Price of IBC Common Stock on the Business Day next following the record date for the determination of holders of IBC Common Stock entitled to receive such rights or warrants, then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date to the issuance of such rights or warrants by a fraction, of which the numerator shall be (A) the number of shares of IBC Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (B) the number of additional shares of IBC Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (x) the number of shares of IBC Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (y) the number of additional shares of IBC Common Stock which the aggregate offering price of the total number of shares of IBC Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price of the IBC Common Stock on the Business Day next following the record date for the determination of holders of IBC Common Stock entitled to receive such rights or warrants, which number of additional shares shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of holders of IBC Common Stock entitled to receive such rights or warrants.

               (iii) Notwithstanding the provisions of clause (ii) above, no adjustment of the Exchange Rate shall be required in the event that IBC shall (A) issue rights to purchase shares of IBC Common Stock pursuant to a plan for the reinvestment of dividends or (B) distribute to all holders of IBC Common Stock rights or warrants which, upon the occurrence of a specified event or events ("Trigger Event"), entitle such holders to subscribe for or purchase shares of IBC Common Stock or other capital stock of IBC at a price per share less than the Market Price of the IBC Common Stock or such other capital stock of IBC at the time of distribution, provided, however, that such adjustment of the Exchange Rate shall be made if, upon the occurrence of a Trigger Event, such holders acquire the right to subscribe for or purchase shares of IBC Common Stock or other capital stock of IBC at a price per share less than the Market Price of the IBC Common Stock or such other capital stock of IBC on the Business Day next following the date of the occurrence of the Trigger Event. Such adjustment shall be made at the time that such rights or warrants actually become exercisable at such lesser price.

               (iv) To the extent that any of the rights or warrants described in clause (ii) or (iii), for which adjustment has been made, above expire prior to the maturity of the SAILS and shares of IBC Common Stock are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of IBC Common Stock actually delivered pursuant to such rights or warrants. Each such adjustment shall be made successively.

               (v) Any shares of IBC Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of IBC Common Stock under paragraph (a)(ii) of this Section.

               (vi) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of IBC Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this paragraph (a)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          If an adjustment is made to the Exchange Rate pursuant to paragraphs
(a)(i) or (a)(ii) of this Section, an adjustment shall also be made to the Maturity Price as such term is used to determine which of clauses (a), (b) or
(c) of the definition of "Exchange Rate" will apply at maturity and for purposes of calculating the fraction in sub-clause (b)(i) of the definition of Exchange Rate. The required adjustment to the Maturity Price shall be made at maturity by multiplying the Maturity Price by the cumulative number or fraction determined pursuant to the Share Component adjustment procedure described above. In the case of the reclassification of any shares of IBC Common Stock into any common stock of IBC other than IBC Common Stock, such common stock shall be deemed IBC Common Stock solely to determine the Maturity Price and to apply the Exchange Rate at maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively.

          (b)  Other Adjustment Events.  If an Adjustment Event occurs, the
               -----------------------
property receivable by holders of SAILS at maturity shall be subject to adjustment from time to time as follows:

          (1) Each holder of a SAILS will receive at Maturity, in lieu of or (in the case of an Adjustment Event described in clause (i) of the definition thereof) in addition to, each share of IBC Common Stock that it would otherwise receive (as required by Section 2.02 and utilizing the Maturity Price described in subparagraph (b)(2) below), cash in an amount equal to (A) if the Maturity Price is greater than or equal to the Threshold Appreciation Price, 0.8197 multiplied by the Transaction Value,
     (B) if the Maturity Price is less than the Threshold Appreciation Price but greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and
     (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value.

          (2) Following an Adjustment Event, the Maturity Price, as such term is used throughout the definition of Exchange Rate and in subparagraph
     (b)(1) above, shall be deemed to equal (A) the Maturity Price of the shares of the IBC Common Stock as adjusted pursuant to the provisions of the last paragraph of Section 2.04(a) hereof, plus (B) the Transaction Value.

          (3) Notwithstanding the foregoing, with respect to any Reported Securities received in such Adjustment Event, the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Securities received in an Adjustment Event, determined in accordance with subparagraph (b)(l), deliver a number of such Reported Securities with a value equal to such cash amount, as determined in accordance with clause (b) of the definition of Transaction Value, as applicable; provided, however, that (i) if such option is exercised, the Company shall deliver Reported Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event, (ii) the Company may not exercise such option if the Company has elected to deliver cash in lieu of the shares of IBC Common Stock, if any, deliverable upon Maturity or if such Reported Securities have not yet been delivered to the holders entitled thereto following such Adjustment Event or any record date with respect thereto and (iii) subject to clause (ii) of this proviso, the Company must exercise such option if the Company does not elect to deliver cash in lieu of the shares of IBC Common Stock, if any, deliverable upon Maturity. If the Company elects to deliver Reported Securities, each holder of a SAILS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (b) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

          (4) The amount of cash and/or the kind and number of securities into which the SAILS shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs (a) and (b) of this Section with respect to shares of IBC Common Stock and IBC.

          (5) For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to IBC Common Stock paid in cash to the extent that the amount of such dividend, together with the aggregate amount of all other dividends on the IBC Common Stock paid in cash during such

     365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices per share of IBC Common Stock over such 365-day period.

          Section 2.05  Notice of Adjustments and Certain other Events.
                        ----------------------------------------------

          (a) Whenever the Exchange Rate is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

               (i) forthwith compute the adjusted Exchange Rate (or Transaction Value) in accordance with Section 2.04 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

               (ii) within ten Business Days following the occurrence of a Dilution Event or an Adjustment Event that permits or requires a change in the consideration to be received by holders pursuant to Section 2.04(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the holders of the outstanding SAILS of the occurrence of such Dilution Event or Adjustment Event, including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per SAILS; provided, however, that in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to the last paragraph of
     Section 2.04(a) in order to determine which clause of the definition of the Exchange Rate will apply at maturity, it being understood that, until maturity, the Exchange Rate itself cannot be determined.

          (b) In case at any time while any of the SAILS are outstanding the Company receives notice that:

               (i) IBC shall declare a dividend (or any other distribution) on or in respect of the IBC Common Stock to which Section 2.04(a)(i) or (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by IBC that constitute Ordinary Cash Dividends);

               (ii) IBC shall authorize the issuance to all holders of IBC Common Stock of rights or warrants to subscribe for or purchase shares of IBC Common Stock or of any other subscription rights or warrants (other than rights or warrants described in Section 2.04(a)(iii));

               (iii) there shall occur any conversion or reclassification of IBC Common Stock (other than a subdivision or combination of such outstanding shares of IBC Common Stock) or any consolidation, merger or reorganization to which IBC is a party and for which approval of any stockholders of IBC is required, or the sale or transfer of all or substantially all of the assets of IBC; or

               (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of IBC;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of SAILS at maturity, and shall promptly cause to be mailed to the holders of SAILS at their last addresses as they shall appear upon the registration books of the Securities registrar, at least ten days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of IBC Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective. Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to IBC and the IBC Common Stock.

          (c) On or prior to the fourth Business Day preceding the Stated Maturity of the SAILS, the Company shall provide notice to the holders of record of the SAILS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 2.02, shares of IBC Common Stock or cash (and/or, in accordance with Section 2.04(b), cash or Reported Securities) upon the mandatory exchange of the principal amount of the SAILS; provided, however, in the event the Company intends to deliver cash, the Company shall have the right to require certification as to the domicile and residency of each beneficial holder of SAILS, as a condition to delivery of such cash. After the close of business on the Business Day immediately preceding the Stated Maturity of the SAILS, the Company shall notify the Trustee in writing of the number of shares of IBC Common Stock and/or Reported Securities, or the amount of cash to be paid per SAILS.

          Section 2.06  Taxes.
                        -----

          (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of IBC Common Stock (or Reported Securities) pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of IBC Common Stock (or Reported Securities) in a name other than that in which the SAILS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The parties hereto hereby agree, and each holder of a SAILS by its purchase of a SAILS hereby agrees (in the absence of an administrative determination or judicial ruling to the contrary):

          (i) to treat, for U.S. federal income tax purposes, each SAILS as a forward purchase contract to purchase IBC Common Stock at Maturity (including as a result of acceleration or otherwise) (the "forward purchase contract characterization"), under the terms of which contract (a) at the time of issuance of the SAILS the holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the SAILS to assure the fulfillment of the holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the SAILS as compensation to the holder for the Company's use of such cash deposit during the term of the SAILS, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the holder's obligation under the forward purchase contract, and the Company will deliver to the holder the number of shares of IBC Common Stock (and Reported Securities) that the holder is entitled to receive at that time pursuant to the terms of the SAILS (subject to the Company's right to deliver cash in lieu of shares of IBC Common Stock and Reported Securities);

               (ii) to treat, consistent with the above characterization, (x) amounts paid to the Company in respect of the original issue of a SAILS as allocable in their entirety to the amount of the cash deposit attributable to such SAILS, and (y) amounts denominated as interest that are payable with respect to the SAILS as interest payable on the amount of such deposit, includible annually in the income of the holder as interest income in accordance with its method of accounting; and

               (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the forward purchase contract characterization (unless required otherwise by an applicable taxing authority).

          Section 2.07  Delivery of Securities upon Maturity.
                        ------------------------------------

          All shares of IBC Common Stock and Reported Securities deliverable to holders upon the Maturity of the SAILS shall be delivered to such holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such securities to holders and otherwise in the manner customary at such time for delivery of such securities and securities of the same type.

                                  ARTICLE III.

                                   COVENANTS

          Section 3.01  Shares Free and Clear.
                        ---------------------

          With respect to the SAILS only and for the benefit of only the holders thereof, the Company covenants and warrants, unless the Company elects to deliver cash in lieu of IBC Common Stock, that upon exchange of a SAILS at Maturity pursuant to the Indenture and this Supplemental Indenture, the holder of a SAILS shall receive good and valid title to the IBC Common Stock and, in the event an Adjustment Event has occurred, the Reported Securities (unless the Company elects to deliver cash in lieu of Reported Securities) for which such SAILS is at such time exchangeable pursuant to this Indenture, free and clear of all liens, encumbrances, equities and claims whatsoever. Except as otherwise provided in Section 2.06(a), the Company shall pay all taxes and charges with respect to the delivery of IBC Common Stock (and Reported Securities) delivered in exchange for SAILS hereunder. In addition, the Company further warrants that any shares of IBC Common Stock (and Reported Securities) delivered in exchange for SAILS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any holder's status as an affiliate of IBC or the issuer of such Reported Securities).

          Section 3.02  Discharge of Indenture.
                        ----------------------

          The provisions of Section 13.2 of the Indenture with respect to defeasance shall not be applicable to the SAILS.

                                 ARTICLE IV.

                                 MISCELLANEOUS

          Section 4.01  Confirmation of Indenture.
                        -------------------------

          The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          Section 4.02  Concerning the Trustee.
                        ----------------------

          The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                            ------------------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                              RALSTON PURINA COMPANY


                                              By:________________________
                                                 Name:
                                                 Title:

Attest:_____________________
       Name:
       Title:


                                              THE FIRST NATIONAL BANK
                                              OF CHICAGO


                                              By:________________________
                                                 Name:
                                                 Title:

Attest:____________________
       Name:
       Title:

STATE OF MISSOURI
                        SS.:
COUNTY OF
CITY OF ST. LOUIS

          on the ____ day of ________, 1997, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is the ______________ of RALSTON PURINA COMPANY, one of the parties described in and which executed the above instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                                ___________________________
                                                      NOTARY PUBLIC



SEAL



STATE OF ILLINOIS       SS.:
COUNTY OF COOK


          on the ____ day of __________, 1997, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is the ___________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that she/he signed her/his name thereto by like authority.


                                                  ______________________
                                                      NOTARY PUBLIC


SEAL

                                                                       EXHIBIT A

          This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary hereinafter referred to or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (the "Depository") to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

NO.  R-                                                  CUSIP NO. 751277 40 1

                            [Form of Face of SAILS]
                             RALSTON PURINA COMPANY
                                   SAILS/(SM)/
              (STOCK APPRECIATION INCOME LINKED SECURITIES/(SM)/
                         7% EXCHANGEABLE NOTE DUE 2000

              (Subject to Exchange at Maturity into Common Stock,
         Par Value $.01 Per Share, of Interstate Bakeries Corporation)

          Ralston Purina Company, a corporation duly organized and existing under the laws of Missouri (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS (US$_____________) (or $61.9375 for
each Stock Appreciation Income Linked Security (each, a "SAILS") represented by this note) on August 1, 2000 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing November 1, 1997, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment.
The interest so payable, and punctually paid or duly provided for, on any

Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this SAILS (or the SAILS in exchange or substitution for which this SAILS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the 15th day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), provided that interest payable at maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date falls on a day which is not a business day or which is a legal holiday on which the corporate trust office of the Trustee or banking institutions in the place of payment are authorized or required to close (notwithstanding any other provision of said Indenture or this SAILS) payment of such interest need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue for the period from and after such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date, and may either be paid to the person in whose name this SAILS (or the SAILS in exchange or substitution for which this SAILS was issued) is registered at the close of business on a special record date as described in
Section 2.7 of the Indenture for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of the SAILS not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the SAILS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          At maturity, the principal amount of this SAILS will be mandatorily exchanged into a number of shares of common stock, par value $.01 per share (the "IBC Common Stock"), of Interstate Bakeries Corporation ("IBC") at the Exchange Rate (as defined below) or an equivalent amount of cash at the option of the Company as discussed below. The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $75.5638 (the "Threshold Appreciation Price"), 0.8197 of a share of IBC Common Stock per SAILS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $61.9375 (the "Initial Price"), (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one share of IBC Common Stock per SAILS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of IBC Common Stock per SAILS. ACCORDINGLY, THE VALUE OF THE SHARES OF IBC COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE SAILS (OR, AS DISCUSSED BELOW, THE

CASH EQUIVALENT THAT MAY BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH SAILS. Any shares of IBC Common Stock delivered by the Company to the holders of the SAILS that are not affiliated with IBC shall be free of any transfer restrictions, and the holders of SAILS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of IBC Common Stock will be issued at maturity as provided in the Indenture.

          The Company may at its option, in lieu of delivering shares of IBC Common Stock, deliver cash in an amount equal to the value of such number of shares of IBC Common Stock at the Maturity Price as provided in the Indenture; provided, however, that if such option is exercised, the Company shall deliver
------------------
cash with respect to all, but not less than all, of the shares of IBC Common Stock that would otherwise be deliverable.

          Notwithstanding the foregoing, (i) in the case of certain Dilution Events, the Exchange Rate and the Maturity Price will be subject to adjustment and (ii) in the case of certain Adjustment Events, the consideration received by holders of SAILS at Maturity will be shares of IBC Common Stock, other securities and/or cash, each as provided in the Indenture.

          The "Maturity Price" is defined as the average Closing Price per share of IBC Common Stock for the 20 Trading Days immediately prior to (but not including) the date of maturity or, under certain circumstances, the market value per share of IBC Common Stock as of the date of maturity as determined by a nationally recognized investment banking firm retained for this purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security, (regular way) on the New York Stock Exchange (the "NYSE") on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for such purpose by the Company. A "Trading Day" means a Business Day on which the security the Closing Price of which is being determined (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

          Interest on this SAILS will be payable, and delivery of shares of IBC Common Stock (or, at the Company's option, cash in an amount equal to the value of such IBC Common Stock and/or such other consideration as permitted or required herein) in exchange for the principal amount of this SAILS at maturity will be made upon surrender of this SAILS, at the office or agency of the Company maintained for that purpose in St. Louis, Missouri and payment of interest on (and, if the Company elects not to deliver IBC Common Stock and/or other securities upon exchange at maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this SAILS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the register for the SAILS.

          Reference is hereby made to the further provisions of this SAILS set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this SAILS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "SAILS" and "Stock Appreciation Income Linked Securities" are service marks of Credit Suisse First Boston Corporation.

          IN WITNESS WHEREOF, Ralston Purina Company has caused this instrument to be duly executed under its corporate seal.

Dated:  July 29, 1997                      RALSTON PURINA COMPANY


                                           By:________________________
                                              Name:
                                              Title:

Attest:
Name:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated as SAILS referred to in the within-mentioned Indenture.

                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                    Trustee


                                    By:__________________________________
                                          Authorized Officer

                           [Form of Reverse of SAILS]

                             RALSTON PURINA COMPANY

                         7% EXCHANGEABLE NOTE DUE 2000

               (Subject to Exchange at Maturity into Common Stock
         Par Value $.01 Per Share, of Interstate Bakeries Corporation)

          This SAILS is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 26, 1995, as supplemented by the First Supplemental Indenture dated July 29, 1997 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This SAILS is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $479,953,687.50.

          The SAILS may not be redeemed and are not entitled to the benefit of any sinking fund.

          The provisions of Section 13.2 of the Indenture with respect to defeasance of the Debt Securities of a series and covenant defeasance of the Securities of a series, respectively, shall not be applicable to the SAILS, as provided in a supplement to the Indenture.

          If an Event of Default with respect to the SAILS shall occur and be continuing, the principal of all SAILS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for IBC Common Stock (or, at the Company's option, cash and/or such other consideration as permitted or required herein), all in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the holders of the Securities in regard to matters including, without limitation, the following: (a) to pledge to the Trustee as security for the Securities of one or more series any property or assets, (b) to evidence the succession of another corporation to the Issuer, (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, (d) to cure any ambiguity or to correct or supplement any provision and (e) to establish the form or terms of new Securities of any series. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the holders in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this SAILS shall be conclusive and binding upon such holder and upon all future holders of this SAILS and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this SAILS.

          No reference herein to the Indenture and no provision of this SAILS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this SAILS at the times, place and rate, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this SAILS is transferable in the Security register, upon surrender of this SAILS for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this SAILS are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new SAILS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          SAILS are issuable only in registered form without coupons in denominations of $61.9375 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, SAILS are exchangeable for a like aggregate principal amount of SAILS and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this SAILS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this SAILS is registered as the owner hereof for all purposes, whether or not this SAILS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this SAILS which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THIS SAILS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common        UNIF GIFT MIN ACT-- ____ Custodian _______
TEN ENT--as tenants by the entireties               (Cust)    (Minor)
JT TEN --as joint tenants with right of  Under Uniform Gifts to Minors Act survivorship and not as tenants
      in common                                 ________________________________
                                                            (State)

    Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee

________________________
_______________________________________________________________________________
  Please Print or Type Name and Address including Postal Zip Code of Assignee


________________________________________________________________________________
the within SAILS and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________ attorney to transfer said SAILS on the books of Ralston Purina Company with full power of substitution in the premises.

Dated:__________________________    ________________________________________
                                    Signature


                                    ________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within SAILS in every particular, without alteration or enlargement or any change whatsoever.

NOTICE: Signature(s) must bc guaranteed by a member of an Approved Signature Guaranty Medallion Program.